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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40121) pertaining to the WFS 1996 Stock Option Plan and in the related prospectus of our report dated January 22, 2001, incorporated by reference in the Annual Report on Form 10-K of WFS Financial Inc and Subsidiaries for the year ended December 31, 2000, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


                                             /s/ ERNST & YOUNG LLP
                                             -----------------------
                                                 ERNST & YOUNG LLP


Los Angeles, California
April 19, 2001